Amendment No. 1 to Securities Purchase Agreement Signature Page IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above. SELLERS: _________________________ Gordon Glade _________________________ Jeff Keller _________________________ Robert Caldwell DocuSign Envelope ID: A6176818-FAC2-4C1D-B2DE-543C43CB51E4

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 to Securities Purchase Agreement (this "**Amendment**"), is dated as of July 29, 2022, and entered into by and among (i) Titan Machinery Inc., a Delaware corporation ("**Buyer**"), (ii) Heartland Leverage Lender, LLC, a Nebraska limited liability company (the "**Purchased Company**"), (iii) Gordon Glade, Jeff Keller and Robert Caldwell (each a "**Seller**" and collectively the "**Sellers**"), and (iv) Robert Caldwell, solely in his capacity as Seller Representative.

WHEREAS, the Buyer, the Purchased Company, the Sellers and the Seller Representative entered into that certain Securities Purchase Agreement, dated as of July 8, 2022 (the "**Agreement**");

WHEREAS, the Agreement may be amended by a written instrument executed by each of the parties thereto in accordance with Section 12.09 of the Agreement;

WHEREAS, the Purchased Company desires to make an entity classification for U.S. federal income tax purposes through the filing of IRS Form 8832 in order for the Purchased Company to elect to be treated as a corporation for U.S. federal income tax purposes effective as of July 25, 2022 (the "**Tax Election**");

WHEREAS, in connection with the Tax Election, the parties desire to amend the Agreement certain terms of the Agreement as more fully described herein.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Capitalized terms used, but not defined in this Amendment, will have the meanings assigned to them in the Agreement.

2. Approval of Tax Election by Buyer. As required pursuant to Sections 6.01 and 7.01(a) of the Agreement, the Buyer hereby consents to the Tax Election.

3. Amendments to Agreement. The parties hereto agree that the Agreement shall be amended as follows:

(a) Section 3.08(e). Section 3.08(e) of the Agreement is hereby deleted and replaced with the following:

> (e) Since formation and until July 24, 2022, the Purchased Company has been classified as a partnership for U.S. federal income tax purposes. From July 25, 2022 until the Closing Date, the Purchased Company has been classified as a corporation for U.S. federal income tax purposes.

(b) Section 7.01(c). The first sentence of Section 7.01(c) of the Agreement is hereby deleted and replaced with the following:

(c) Seller Returns. Seller Representative will prepare or cause to be prepared and file (or cause to be filed) in a timely manner all income Tax Returns of the Purchased Company required to be filed after the Closing Date for any Pre-Closing Tax Period (taking into account any valid extensions of time to file) during which the Purchased Company was treated as a partnership for U.S. federal income tax purposes (the "**Seller Returns**").

(c) Section 7.01(d). The following sentence is hereby added as the second sentence of Section 7.01(d) after the first sentence of Section 7.01(d) of the Agreement:

For the avoidance of doubt, this Section 7.01(d) applies to all income Tax Returns of the Purchased Company for any Pre-Closing Tax Period during which the Purchased Company was treated as a corporation for U.S. federal income tax purposes.

(d) Section 7.06. Section 7.06 of the Agreement is hereby deleted and replaced with the following:

Section 7.06 **Tax Consistency**. Except as Buyer and Seller Representative may otherwise agree or as may be required otherwise pursuant to a final determination within the meaning of Section 1313(a) of the Code or a corresponding provision of Tax Law, Buyer and Sellers shall take no position on any Tax Return, in any refund claim, in any litigation or proceeding, or otherwise, inconsistent with this ARTICLE VII, and, if Section 7.05 is applicable, no party shall agree to any proposed adjustment to the Allocation by any Governmental Authority without first giving the others prior written notice.

(e) Section 7.09. A new Section 7.09 is added to the Agreement as follows:

Section 7.09 **Limitation on Tax Covenants**. Sections 7.04 and 7.05 of this Agreement are only applicable and effective in the event that the Purchased Company is classified as a partnership for U.S. federal income tax purposes on the Closing Date.

4. Conflicts. In the event of any conflict between the terms and conditions of this Amendment and the terms and conditions of the Agreement, the terms and conditions of this Amendment shall control.

5. Full Force and Effect All terms, conditions, and covenants of the Agreement not otherwise modified herein are hereby ratified and confirmed, and this Amendment when executed by the parties hereto will become a part of the Agreement and the Agreement shall remain in full force and effect.

6. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. The provisions of Section 12.10 of the Agreement shall apply to this Amendment and are hereby incorporated herein by reference.

7. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

SELLERS:

____
Gordon Glade

____
Jeff Keller

____
Robert Caldwell

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

SELLERS:

____
Gordon Glade

____
Jeff Keller

____
Robert Caldwell

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

SELLERS:

____
Gordon Glade

____
Jeff Keller

____
Robert Caldwell

PURCHASED COMPANY:

HEARTLAND LEVERAGE LENDER, LLC

By: ______________________
Name: Robert Caldwell
Title: Manager

SELLER REPRESENTATIVE

____
Robert Caldwell, as Seller Representative

BUYER:

TITAN MACHINERY INC.

By: [signature]
Name: Mark Kalvoda
Title: CFO